EXHIBIT 9(B)


                         Bresler Goodman & Unterman, LLP
                          28th Floor, 521 Fifth Avenue
                               New York, NY 10175





                                                      September 14, 1999


To the Shareholders and the Board of Directors of Pax World High Yield Fund, Inc.


                               CONSENT OF COUNSEL

         We consent to the use in the Registration Statement No. 333-82133 of Pax World High Yield Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus and under the heading "Adviser" in the Statement of Additional Information.



                                            /s/ BRESLER GOODMAN & UNTERMAN, LLP